Exhibit 99.1

Quest Resource Holding Corporation Closes $3.34 Million Underwritten Public

Offering of Common Stock and Warrants

The Colony, Texas – March 30, 2016 – Quest Resource Holding Corporation (NASDAQ: QRHC) (“Quest”) announced today the closing of its previously announced $3,341,650 underwritten public offering, consisting of 6,890,000 shares of common stock, together with warrants to purchase 3,445,000 shares of its common stock, at a price per share and warrant of $0.485. The warrants may be exercised for a period of five years at an initial exercise price of $0.485 per share. Quest has also granted to the underwriters a 30-day option to acquire up to 1,033,500 additional shares of common stock and/or additional warrants to purchase up to 516,750 shares of common stock solely to cover over-allotments.

After deducting the underwriting discounts and commissions and estimated expenses, Quest’s net proceeds from this offering are expected to be approximately $2.9 million, assuming no exercise of the over-allotment option. Quest intends to use the net proceeds from this offering for general corporate purposes.

Roth Capital Partners acted as the sole manager in the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock and warrants described above was filed with, and declared effective by, the U.S. Securities and Exchange Commission (“SEC”). Preliminary and final prospectus supplements and the accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus may also be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660 or via telephone at (949) 720-7194.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quest Resource Holding Corporation

Quest provides businesses with one-stop management programs to reuse, recycle, and dispose of a wide variety of waste streams and recyclables generated by their businesses. Quest’s comprehensive reuse, recycling, and proper disposal management programs are designed to enable regional and national customers to have a single point of contact for managing a variety of waste streams and recyclables. Quest also operates environmentally based social media and online data platforms that contain information and instructions necessary to empower consumers and consumer product companies to recycle or properly dispose of household products and materials. Quest’s directory of local recycling and proper disposal options empowers consumers directly and enables consumer product companies to empower their customers by giving them the guidance necessary for the proper recycling or disposal of a wide range of household products and materials, including the “why, where, and how” of recycling.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the expected net proceeds from the offering and the expected use thereof following the closing of the offering. These statements are based on Quest’s current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, the risks and uncertainties associated with market conditions, risk and uncertainties associated with Quest’s business and finances in general, and other factors discussed in greater detail in Quest’s filings with the SEC, including its prospectus supplement and the accompanying prospectus filed with the SEC on March 24, 2016 and its Annual Report on Form 10-K for the year ended December 31, 2015. You are cautioned not to place undue reliance on such statements and to consult Quest’s SEC filings for additional risks and uncertainties that may apply to Quest’s business and the ownership of its securities. Quest’s forward-looking statements are presented as of the date made, and Quest disclaims any duty to update such statements unless required by law to do so.